EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Beacon Power Corporation

978-694-9121

James Spiezio

spiezio@beaconpower.com

Gene Hunt

hunt@beaconpower.com

BEACON POWER DIRECTORS VOTE TO DECLASSIFY BOARD STRUCTURE, INCREASING ACCOUNTABILITY TO STOCKHOLDERS

WILMINGTON, Mass. – April 24, 2007 -- Beacon Power Corporation (NASDAQ: BCON), a company that designs and develops advanced products and services to support more stable, reliable and efficient electricity grid operation, is taking steps to completely declassify its Board of Directors at the upcoming 2007 Annual Meeting of Stockholders. Board declassification, which provides that each director’s term expires at each Annual Meeting of Stockholders, is considered by shareholder advocates and corporate oversight organizations as a measure that makes companies more accountable to their stockholders.

Among these declassification efforts, the Beacon Power Board of Directors has voted to amend the Company’s By-laws to provide that each Board member’s term expires at each Annual Meeting, and to recommend to stockholders that they approve certain corresponding amendments to the Company’s Certificate of Incorporation at the upcoming 2007 Annual Meeting. If the Company’s stockholders so approve, all of the directors elected at the 2007 Annual Meeting, which takes place on June 25th, will serve until Beacon’s 2008 Annual Meeting.

The Board has also accepted notice from CEO Bill Capp, who is also a director, that he intends to shorten his existing Board term so as to stand for reelection at this 2007 Annual Meeting for a term expiring at the 2008 Annual Meeting, consistent with the Board declassification process. William E. Stanton and Lisa W. Zappala have indicated that they intend to leave the Board, effective as of Beacon’s 2007 Annual Meeting. In addition, Edward A. Weihman has been nominated for election as a new director.

Beacon filed a Preliminary Proxy Statement with the Securities and Exchange Commission on April 17, 2007, in connection with the upcoming 2007 Annual Meeting, containing important information about the Company, the Annual Meeting, and related matters. Investors and stockholders are urged to read the Proxy Statement carefully.

About Beacon Power

Beacon Power Corporation designs and develops advanced products and services to support stable, reliable and efficient electricity grid operation. The Company’s primary business strategy is to commercialize its patented flywheel energy storage technology to perform frequency regulation services on the grid. Beacon’s Smart Energy Matrix, now in development following the successful conclusion of scale-power demonstrations in two states, is a prototype for a non-polluting, megawatt-level, utility-grade flywheel-based solution that would provide sustainable frequency regulation services. Beacon is a publicly traded company with its research, development and manufacturing facility in the U.S. For more information, visit www.beaconpower.com.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation's current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation’s expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; a need to raise additional capital combined with a questionable ability to do so; conditions in target markets; no experience manufacturing any product or supplying frequency regulation services on a commercial basis; limited commercial contracts for sales to date; the dependence of sales on the achievement of product development and commercialization milestones, including design modifications that may be needed following a recent malfunction that occurred while testing a prototype flywheel; the uncertainty of the political and economic climate, and the different electrical grid characteristics and requirements of any foreign countries into which Beacon hopes to sell or operate, including the uncertainty of enforcing contracts, the different market structures, and the potential substantial fluctuation in currency exchange rates in those countries; significant technological challenges to successfully complete product development; dependence on third-party suppliers; intense competition from companies with greater financial resources, especially from companies that are already in the frequency regulation market; possible government regulation that would impede the ability to market products or services or affect market size; the complexity and other challenges of arranging project finance and resources for one or more frequency regulation power plants; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; retaining key executives and the possible need in the future to hire and retain key executives; the recent volatility in the stock price of companies operating in the same sector. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power Corporation's filings with the Securities and Exchange Commission. Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements.